SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 25, 2005
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                                Technitrol, Inc.
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             (Exact Name of registrant as specified in its charter)


         Pennsylvania                   001-05375                23-1292472
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(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
         incorporation)                                     Identification No.)


                1210 Northbrook Dr., Suite 470, Trevose, PA 19053
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (215) 355-2900
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                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))
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Item 2.02         Results of Operations and Financial Condition

On April 25, 2005, Technitrol, Inc. issued a press release regarding its results of operations for its first fiscal quarter ended April 1, 2005, a copy of which is attached as Exhibit 99.1 to this Current Report.

The information in Item 2.02 of this Current Report and Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the provisions of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or other document filed with the Commission, except as expressly set forth by specific reference in such filing.

Item 2.05         Costs Associated with Exit or Disposal Activities

On April 25, 2005, the Company committed to divest AMI Doduco's bimetal and metal cladding operations. The decision to divest this business is based on its non-core nature and the projected costs of maintaining its market position in future years relative to the expected returns and the Company's decision to invest available capital in its core precious metal contacts business. Based in Reidsville, North Carolina, this business contributed approximately $21 million in revenues to AMI Doduco during fiscal 2004, posting an operating loss of $0.3 million. The Company is presently evaluating the costs that may be incurred in selling the bimetal and cladding operations, which for accounting purposes are now treated as discontinued operations. The Company is unable to estimate the costs that may be incurred in connection with such divestiture at this time, if any, other than severance costs. The Company estimates that it will incur severance costs in the range of $1.5 to $1.8 million, however, this estimate is preliminary and subject to change upon finalization of the divestiture. The severance costs may be offset, in whole or in part, by the consideration received for the sale of the bimetal and metal cladding operations, including real property, from third parties. The Company expects to substantially complete the divestiture by December 31, 2005.

In order to, among other things, address current challenges in the marketplace, including the negative effects of high dollar-to-euro exchange rates and the resulting significant foreign exchange advantage of dollar-functional Chinese competitors affecting the consumer division of Pulse Engineering, Inc. ("Pulse"), a subsidiary of Technitrol, Inc., on April 22, 2005, Pulse committed to a restructuring plan to reduce cost of goods sold in the consumer division. Although Pulse's consumer division intends to remain a local source of supply in Europe, the restructuring plan includes relocating a significant portion of its flyback transformer production and substantially all of its switch-mode transformer production to existing Pulse facilities in the Peoples Republic of China and reducing the work force in the consumer division's headquarters in Italy and manufacturing plants in Turkey. It is expected that all actions pertaining to the restructuring plan will be substantially completed by December 31, 2005. The Company estimates the severance expenses will be in the range of $800,000 to $1 million, however, this estimate is preliminary and subject to change as the plan is finalized and implemented. While the Company expects to incur other charges in connection with such plan, it is unable to estimate such charges at the present time.

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

Item 2.06         Material Impairments

In connection with the restructuring plan described in Item 2.05 above, the Company expects to record asset impairment charges during the second quarter of 2005. Assets used in Pulse's consumer division including equipment, goodwill and separately-identified intangible assets may be subject to impairment. The amounts of such impairment expenses cannot be estimated at the present time.

Item 9.01         Financial Statements and Exhibits

(c)  Exhibits

99.1 Press Release dated April 25, 2005 regarding Technitrol Inc.'s results of operations for the first fiscal quarter ended April 1, 2005.


                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TECHNITROL, INC.


                                    By:     /s/Drew A. Moyer
                                            ----------------------------
                                            Drew A Moyer
                                            Senior Vice President and
                                            Chief Financial Officer

Dated: April 25, 2005

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